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                                                                  Exhibit No. 17



Mr. Garrett U. Cohn, Chairman, DDSI
Mrs. Myrna Cohn, Director, DDSI


                                                January 3, 2002
                                                5:45 P.M., Eastern Standard Time


Dear Mr. Chairman and Madam Director:

I hereby resign from the Board of Directors of Digital Descriptor Systems, Inc. as of the date and time of this letter. I resign for reasons of disagreement with Company operations, policies and practices. I also resign from the Advisory Committee.

I expect that my name and position as director sill be removed from the Form 8-K dated December 19, 2001 that is scheduled to be issued tomorrow, January 4, 2002.

I expect you to incorporate the contents of this letter in the Form 8-K along with the announcement of my resignation.

                                    Sincerely,



                                    /s/ Robert P Martin
                                    --------------------------------
                                    Robert P. Martin